Exhibit 99.1

IAC REPORTS Q4 2014 RESULTS

NEW YORK— February 3, 2015—IAC (Nasdaq: IACI) released fourth quarter 2014 results today and published management’s prepared remarks on the Investors section of its website at www.iac.com/Investors.

SUMMARY RESULTS

($ in millions except per share amounts)

	Q4 2014	Q4 2013	Growth	FY 2014	FY 2013	Growth
Revenue	$830.8	$724.5	15%	$3,109.5	$3,023.0	3%

Adjusted EBITDA	160.0	150.1	7%	544.1	598.3	-9%
Adjusted Net Income	89.7	91.1	-2%	226.5	358.1	-37%
Adjusted EPS	1.00	1.04	-4%	2.55	4.11	-38%

Operating Income	110.4	113.0	-2%	378.7	426.2	-11%
Net Income	70.2	76.9	-9%	414.9	285.8	45%
GAAP Diluted EPS	0.78	0.88	-11%	4.68	3.29	42%

See reconciliations of GAAP to non-GAAP measures beginning on page 10.

•                  Consolidated revenue increased 15% year-over-year in the fourth quarter driven by solid growth across all four segments.

•                  The Match Group revenue increased 15% driven by the contributions from The Princeton Review and FriendScout24, acquired on August 1, 2014 and August 31, 2014, respectively, and 4% growth in Dating paid subscribers to over 3.5 million globally.

•                  Search & Applications revenue increased 9% driven by 22% Websites growth due mainly to strong growth at About.com.

•                  In the Media segment, Vimeo grew revenue nearly 30% and surpassed 560,000 paid subscribers. IAC Films contributed revenue of $11.3 million during the quarter with two productions, Top Five and Inherent Vice, released in theaters in December 2014.

•                  In the eCommerce segment, HomeAdvisor revenue grew more than 30% with domestic service requests increasing 24%.

•                  Consolidated Adjusted EBITDA increased 7% year-over-year in the fourth quarter driven by solid growth at Search & Applications and The Match Group, strong growth at eCommerce and lower Corporate expenses, partially offset by increased investment in the Media segment.

•                  Net Income and Adjusted Net Income in the fourth quarter both reflect a $4.9 million after-tax gain related to the sale of Urbanspoon, positively impacting both GAAP Diluted EPS and Adjusted EPS by $0.05.

•                  IAC declared a quarterly cash dividend of $0.34 per share, payable on March 1, 2015 to IAC stockholders of record as of the close of business on February 15, 2015.

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DISCUSSION OF FINANCIAL AND OPERATING RESULTS

	Q4 2014	Q4 2013	Growth
	$ in millions
Revenue
Search & Applications	$407.8	$373.0	9%
The Match Group	241.5	209.3	15%
Media	58.9	38.6	52%
eCommerce	122.7	103.7	18%
Intercompany Elimination	(0.3)	(0.3)	10%
	$830.8	$724.5	15%
Adjusted EBITDA
Search & Applications	$95.6	$87.4	9%
The Match Group	86.6	82.0	6%
Media	(12.2)	(5.3)	-133%
eCommerce	6.1	4.1	50%
Corporate	(16.0)	(18.2)	12%
	$160.0	$150.1	7%
Operating Income (Loss)
Search & Applications	$82.8	$76.0	9%
The Match Group	73.5	77.5	-5%
Media	(13.1)	(6.1)	-116%
eCommerce	1.9	(0.3)	NM
Corporate	(34.8)	(34.3)	-1%
	$110.4	$113.0	-2%

Search & Applications

Websites revenue increased 22% due primarily to strong growth at About.com and the contribution of the “Owned & Operated” website businesses of ValueClick, Inc. (acquired January 10, 2014).  Applications revenue decreased 2% due primarily to lower queries in B2B (our partnership operations), partially offset by strong query growth in B2C (our direct to consumer downloadable applications business) as well as the contribution of SlimWare (acquired April 1, 2014) and Apalon (acquired November 3, 2014).  Adjusted EBITDA increased 9% due primarily to the higher revenue, partially offset by the impact of the write-off of $3.0 million of deferred revenue in connection with the acquisition of SlimWare.

The Match Group

Dating revenue grew 4% due primarily to 6% growth in North America.  The growth in Dating revenue was driven by increased paid subscribers.  Non-dating(1) revenue, which benefited from the acquisition of The Princeton Review, grew 440%.  Adjusted EBITDA increased 6% due to the higher revenue and lower marketing spend at Dating, partially offset by the impact of the write-off of $2.5 million of deferred revenue in connection with The Princeton Review and FriendScout24 acquisitions.  Operating income decreased 5% as the prior year was positively impacted by a $6.0 million contingent consideration fair value adjustment.

Note 1: Includes DailyBurn, Tutor.com and The Princeton Review.

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Media

Revenue increased 52% due principally to the contribution from IAC Films and strong growth at Electus and Vimeo.  The Adjusted EBITDA loss was larger than the prior year due to increased investment in Vimeo in the current year and losses at IAC Films.

eCommerce

Revenue increased 18% due mainly to 32% growth at HomeAdvisor.  Adjusted EBITDA increased 50% due primarily to the higher revenue.

Corporate

Corporate Adjusted EBITDA loss decreased due primarily to a favorable legal settlement.  Corporate operating loss reflects an increase of $2.6 million in non-cash compensation expense due primarily to the issuance of equity awards since the prior year.

OTHER ITEMS

Interest expense increased due to the issuance of the 4.875% Senior Notes due 2018 in November 2013. Other income, net in Q4 2014 includes a $19.4 million pre-tax gain related to the sale of Urbanspoon.

Other income, net in Q4 2013 included a $17.7 million pre-tax gain related to the sale of certain investments, partially offset by a $5.0 million write-down of a cost method investment.

The effective tax rates for continuing operations in Q4 2014 and Q4 2013 were 39% and 30%, respectively, and the effective tax rates for Adjusted Net Income in Q4 2014 and Q4 2013 were 39% and 31%, respectively.  The Q4 2014 effective rates for continuing operations and Adjusted Net Income were higher in Q4 2014 due primarily to non-deductible goodwill associated with the sale of Urbanspoon.

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LIQUIDITY AND CAPITAL RESOURCES

As of December 31, 2014, IAC had 84.1 million common and class B common shares outstanding.  As of January 30, 2015, the Company had 8.6 million shares remaining in its stock repurchase authorization.  IAC may purchase shares over an indefinite period on the open market and in privately negotiated transactions, depending on those factors IAC management deems relevant at any particular time, including, without limitation, market conditions, share price and future outlook.

As of December 31, 2014, IAC had $1.2 billion in cash and cash equivalents and marketable securities as well as $1.1 billion in long-term debt.  The Company has $300 million in unused borrowing capacity under its revolving credit facility.

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OPERATING METRICS

	Q4 2014	Q4 2013	Growth

SEARCH & APPLICATIONS (in millions)
Revenue
Websites (a)	$217.8	$178.5	22%
Applications (b)	190.1	194.5	-2%
Total Revenue	$407.8	$373.0	9%

Websites Page Views (c)	7,520	8,554	-12%
Applications Queries (d)	4,631	5,581	-17%

THE MATCH GROUP
Dating Revenue (in millions)
North America (e)	$142.1	$133.7	6%
International (f)	70.4	70.2	0%
Total Dating Revenue	$212.5	$203.9	4%

Dating Paid Subscribers (in thousands)
North America (e)	2,398	2,286	5%
International (f)	1,108	1,071	4%
Total Dating Paid Subscribers	3,507	3,357	4%

HOMEADVISOR (in thousands)
Domestic Service Requests (g)	1,491	1,200	24%
Domestic Accepts (h)	1,871	1,538	22%

International Service Requests (g)	285	295	-3%
International Accepts (h)	365	365	0%

(a)   Websites revenue is principally composed of Ask.com, About.com, CityGrid Media, Dictionary.com, Investopedia.com, PriceRunner.com and Ask.fm.

(b)   Applications revenue includes B2C, B2B, SlimWare and Apalon.

(c)    Websites page views include Ask.com, About.com, CityGrid Media, Dictionary.com, Investopedia.com and PriceRunner.com.

(d)   Applications queries include B2C and B2B.

(e)    North America includes Match.com, Chemistry, People Media, OkCupid and other dating businesses operating within the United States and Canada.

(f)      International includes all dating businesses operating outside of the United States and Canada.

(g)   Fully completed and submitted customer service requests on HomeAdvisor.

(h)   The number of times service requests are accepted by service professionals.  A service request can be transmitted to and accepted by more than one service professional.

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DILUTIVE SECURITIES

IAC has various tranches of dilutive securities.  The table below details these securities as well as potential dilution at various stock prices (shares in millions; rounding differences may occur).

		Avg.
		Exercise	As of
	Shares	Price	1/30/15	Dilution at:

Share Price			$60.95	$65.00	$70.00	$75.00	$80.00

Absolute Shares as of 1/30/15	84.2		84.2	84.2	84.2	84.2	84.2

RSUs and Other	6.6		6.6	6.2	5.8	5.5	5.2
Options	6.5	$41.16	2.2	2.4	2.7	2.9	3.2

Total Dilution			8.8	8.6	8.5	8.4	8.4
% Dilution			9.4%	9.3%	9.2%	9.1%	9.0%
Total Diluted Shares Outstanding			92.9	92.8	92.7	92.6	92.5

CONFERENCE CALL

IAC will audiocast a conference call to answer questions regarding the Company’s Q4 financial results and management’s published remarks on Wednesday, February 4, 2015, at 8:30 a.m. Eastern Time.  This call will include the disclosure of certain information, including forward-looking information, which may be material to an investor’s understanding of IAC’s business.  The live audiocast will be open to the public at, and management’s remarks have been posted on, www.iac.com/Investors.

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GAAP FINANCIAL STATEMENTS

IAC CONSOLIDATED STATEMENT OF OPERATIONS

($ in thousands except per share amounts)

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2014	2013	2014	2013

Revenue	$830,754	$724,455	$3,109,547	$3,022,987
Operating costs and expenses:
Cost of revenue (exclusive of depreciation shown separately below)	238,517	222,421	883,176	1,003,721
Selling and marketing expense	275,027	224,974	1,124,437	956,410
General and administrative expense	131,637	97,855	443,610	378,142
Product development expense	42,163	37,289	160,515	139,759
Depreciation	16,948	14,368	61,156	58,909
Amortization of intangibles	16,090	14,596	57,926	59,843
Total operating costs and expenses	720,382	611,503	2,730,820	2,596,784

Operating income	110,372	112,952	378,727	426,203

Equity in losses of unconsolidated affiliates	(300)	(2,193)	(9,697)	(6,615)
Interest expense	(14,195)	(10,652)	(56,314)	(33,596)
Other income (expense), net	16,023	11,936	(42,787)	30,309
Earnings from continuing operations before income taxes	111,900	112,043	269,929	416,301
Income tax provision	(43,914)	(33,214)	(35,372)	(134,502)
Earnings from continuing operations	67,986	78,829	234,557	281,799
Earnings from discontinued operations, net of tax	625	24	174,673	1,926
Net earnings	68,611	78,853	409,230	283,725
Net loss (earnings) attributable to noncontrolling interests	1,561	(1,936)	5,643	2,059
Net earnings attributable to IAC shareholders	$70,172	$76,917	$414,873	$285,784

Per share information attributable to IAC shareholders:
Basic earnings per share from continuing operations	$0.83	$0.93	$2.88	$3.40
Diluted earnings per share from continuing operations	$0.78	$0.88	$2.71	$3.27

Basic earnings per share	$0.84	$0.93	$4.98	$3.42
Diluted earnings per share	$0.78	$0.88	$4.68	$3.29

Dividends declared per common share	$0.34	$0.24	$1.16	$0.96

Non-cash compensation expense by function:
Cost of revenue	$45	$862	$949	$2,863
Selling and marketing expense	516	813	2,144	2,813
General and administrative expense	14,109	10,802	49,862	42,487
Product development expense	1,467	1,680	6,679	4,842
Total non-cash compensation expense	$16,137	$14,157	$59,634	$53,005

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IAC CONSOLIDATED BALANCE SHEET

($ in thousands)

	December 31,	December 31,
	2014	2013
ASSETS

Cash and cash equivalents	$990,405	$1,100,444
Marketable securities	160,648	6,004
Accounts receivable, net	236,086	207,408
Other current assets	166,742	161,530
Total current assets	1,553,881	1,475,386

Property and equipment, net	302,459	293,964
Goodwill	1,754,926	1,675,323
Intangible assets, net	491,936	445,336
Long-term investments	114,983	179,990
Other non-current assets	56,693	164,685
TOTAL ASSETS	$4,274,878	$4,234,684

LIABILITIES AND SHAREHOLDERS’ EQUITY
LIABILITIES
Accounts payable, trade	$81,163	$77,653
Deferred revenue	194,988	158,206
Accrued expenses and other current liabilities	397,803	351,038
Total current liabilities	673,954	586,897

Long-term debt	1,080,000	1,080,000
Income taxes payable	32,635	416,384
Deferred income taxes	409,529	320,748
Other long-term liabilities	45,191	58,393

Redeemable noncontrolling interests	40,427	42,861

Commitments and contingencies

SHAREHOLDERS’ EQUITY
Common stock	252	251
Class B convertible common stock	16	16
Additional paid-in capital	11,415,617	11,562,567
Retained earnings (accumulated deficit)	325,118	(32,735)
Accumulated other comprehensive loss	(87,700)	(13,046)
Treasury stock	(9,661,350)	(9,830,317)
Total IAC shareholders’ equity	1,991,953	1,686,736
Noncontrolling interests	1,189	42,665
Total shareholders’ equity	1,993,142	1,729,401
TOTAL LIABILITIES AND SHAREHOLDERS’ EQUITY	$4,274,878	$4,234,684

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IAC CONSOLIDATED STATEMENT OF CASH FLOWS

($ in thousands)

	Twelve Months Ended December 31,
	2014	2013

Cash flows from operating activities attributable to continuing operations:
Net earnings	$409,230	$283,725
Less: earnings from discontinued operations, net of tax	174,673	1,926
Earnings from continuing operations	234,557	281,799
Adjustments to reconcile earnings from continuing operations to net cash provided by operating activities attributable to continuing operations:
Non-cash compensation expense	59,634	53,005
Depreciation	61,156	58,909
Amortization of intangibles	57,926	59,843
Impairment of long-term investments	66,601	5,268
Excess tax benefits from stock-based awards	(44,957)	(32,891)
Deferred income taxes	76,869	(9,096)
Equity in losses of unconsolidated affiliates	9,697	6,615
Acquisition-related contingent consideration fair value adjustments	(13,367)	343
Gains on sales of long-term investments, assets and a business	(21,946)	(50,608)
Changes in assets and liabilities, net of effects of acquisitions:
Accounts receivable	(19,918)	10,421
Other assets	(3,606)	(34,632)
Accounts payable and other current liabilities	5,206	(766)
Income taxes payable	(94,492)	49,191
Deferred revenue	30,142	(5,841)
Other, net	20,546	19,401
Net cash provided by operating activities attributable to continuing operations	424,048	410,961
Cash flows from investing activities attributable to continuing operations:
Acquisitions, net of cash acquired	(259,391)	(40,434)
Capital expenditures	(57,233)	(80,311)
Proceeds from maturities and sales of marketable debt securities	21,644	12,502
Purchases of marketable debt securities	(175,826)	—
Proceeds from the sales of long-term investments, assets and a business	58,388	83,091
Purchases of long-term investments	(24,334)	(51,080)
Other, net	(3,042)	(3,529)
Net cash used in investing activities attributable to continuing operations	(439,794)	(79,761)
Cash flows from financing activities attributable to continuing operations:
Proceeds from issuance of long-term debt	—	500,000
Principal payment on long-term debt	—	(15,844)
Purchase of treasury stock	—	(264,214)
Dividends	(97,338)	(79,189)
Issuance of common stock, net of withholding taxes	1,609	(5,077)
Excess tax benefits from stock-based awards	44,957	32,891
Purchase of noncontrolling interests	(33,165)	(67,947)
Funds returned from (transferred to) escrow for Meetic tender offer	12,354	(71,512)
Acquisition-related contingent consideration payments	(8,109)	(256)
Debt issuance costs	(383)	(7,399)
Other, net	(905)	(3,787)
Net cash (used in) provided by financing activities attributable to continuing operations	(80,980)	17,666
Total cash (used in) provided by continuing operations	(96,726)	348,866
Total cash used in discontinued operations	(145)	(1,877)
Effect of exchange rate changes on cash and cash equivalents	(13,168)	3,478
Net (decrease) increase in cash and cash equivalents	(110,039)	350,467
Cash and cash equivalents at beginning of period	1,100,444	749,977
Cash and cash equivalents at end of period	$990,405	$1,100,444

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RECONCILIATIONS OF GAAP TO NON-GAAP MEASURES

IAC RECONCILIATION OF OPERATING CASH FLOW FROM CONTINUING OPERATIONS TO FREE CASH FLOW

($ in millions; rounding differences may occur)

	Twelve Months Ended December 31,
	2014	2013
Net cash provided by operating activities attributable to continuing operations	$424.0	$411.0
Capital expenditures	(57.2)	(80.3)
Tax refunds related to sales of a business and an investment	(0.8)	(5.2)
Free Cash Flow	$366.0	$325.4

For the twelve months ended December 31, 2014, consolidated Free Cash Flow increased $40.6 million due primarily to lower income tax payments and lower capital expenditures, partially offset by lower Adjusted EBITDA and higher interest payments.

IAC RECONCILIATION OF GAAP EPS TO ADJUSTED EPS

(in thousands except per share amounts)

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2014	2013	2014	2013
Net earnings attributable to IAC shareholders	$70,172	$76,917	$414,873	$285,784
Non-cash compensation expense	16,137	14,157	59,634	53,005
Amortization of intangibles	16,090	14,596	57,926	59,843
Acquisition-related contingent consideration fair value adjustments	414	(5,996)	(13,367)	343
Gain on sale of VUE interests and related effects	—	1,002	(48,588)	4,034
Discontinued operations, net of tax	(625)	(24)	(174,673)	(1,926)
Impact of income taxes and noncontrolling interests	(12,500)	(9,580)	(69,336)	(42,957)
Adjusted Net Income	$89,688	$91,072	$226,469	$358,126

GAAP Basic weighted average shares outstanding	83,898	83,016	83,292	83,480
Options and RSUs, treasury method	5,564	3,955	5,266	3,262
GAAP Diluted weighted average shares outstanding	89,462	86,971	88,558	86,742
Impact of RSUs	426	354	351	420
Adjusted EPS weighted average shares outstanding	89,888	87,325	88,909	87,162

GAAP Diluted earnings per share	$0.78	$0.88	$4.68	$3.29

Adjusted EPS	$1.00	$1.04	$2.55	$4.11

For Adjusted EPS purposes, the impact of RSUs on shares outstanding is based on the weighted average number of RSUs outstanding, including performance-based RSUs outstanding that the Company believes are probable of vesting.  For GAAP diluted EPS purposes, RSUs, including performance-based RSUs for which the performance criteria have been met, are included on a treasury method basis.

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IAC RECONCILIATION OF SEGMENT NON-GAAP MEASURE TO GAAP MEASURE

($ in millions; rounding differences may occur)

	For the three months ended December 31, 2014
	Adjusted EBITDA	Non-cash compensation expense	Depreciation	Amortization of intangibles	Acquisition-related contingent consideration fair value adjustments	Operating income (loss)
Search & Applications	$95.6	$—	$(3.3)	$(9.1)	$(0.3)	$82.8
The Match Group	86.6	0.6	(8.4)	(4.6)	(0.7)	73.5
Media	(12.2)	(0.2)	(0.2)	(0.5)	—	(13.1)
eCommerce	6.1	(0.4)	(2.4)	(1.9)	0.6	1.9
Corporate	(16.0)	(16.2)	(2.6)	—	—	(34.8)
Total	$160.0	$(16.1)	$(16.9)	$(16.1)	$(0.4)	$110.4

	For the three months ended December 31, 2013
	Adjusted EBITDA	Non-cash compensation expense	Depreciation	Amortization of intangibles	Acquisition-related contingent consideration fair value adjustments	Operating income (loss)
Search & Applications	$87.4	$—	$(4.0)	$(7.3)	$—	$76.0
The Match Group	82.0	(0.6)	(5.6)	(4.3)	6.0	77.5
Media	(5.3)	—	(0.6)	(0.3)	—	(6.1)
eCommerce	4.1	—	(1.6)	(2.7)	—	(0.3)
Corporate	(18.2)	(13.6)	(2.5)	—	—	(34.3)
Total	$150.1	$(14.2)	$(14.4)	$(14.6)	$6.0	$113.0

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IAC RECONCILIATION OF SEGMENT NON-GAAP MEASURE TO GAAP MEASURE

($ in millions; rounding differences may occur)

	For the twelve months ended December 31, 2014
	Adjusted EBITDA	Non-cash compensation expense	Depreciation	Amortization of intangibles	Acquisition-related contingent consideration fair value adjustments	Operating income (loss)
Search & Applications	$362.0	$—	$(16.5)	$(33.9)	$(0.3)	$311.3
The Match Group	264.7	0.3	(25.6)	(11.4)	12.9	240.9
Media	(36.7)	(0.6)	(0.9)	(2.1)	0.2	(40.2)
eCommerce	17.3	(0.6)	(8.0)	(10.5)	0.6	(1.3)
Corporate	(63.3)	(58.7)	(10.1)	—	—	(132.1)
Total	$544.1	$(59.6)	$(61.2)	$(57.9)	$13.4	$378.7

	For the twelve months ended December 31, 2013
	Adjusted EBITDA	Non-cash compensation expense	Depreciation	Amortization of intangibles	Acquisition-related contingent consideration fair value adjustments	Operating income (loss)
Search & Applications	$385.9	$—	$(18.2)	$(27.6)	$—	$340.1
The Match Group	266.9	(1.1)	(20.2)	(17.1)	(0.3)	228.2
Media	(17.0)	(0.6)	(2.1)	(1.1)	—	(20.8)
eCommerce	22.9	—	(8.9)	(14.1)	—	(0.1)
Corporate	(60.4)	(51.3)	(9.5)	—	—	(121.2)
Total	$598.3	$(53.0)	$(58.9)	$(59.8)	$(0.3)	$426.2

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IAC’S PRINCIPLES OF FINANCIAL REPORTING

IAC reports Adjusted EBITDA, Adjusted Net Income, Adjusted EPS and Free Cash Flow, all of which are supplemental measures to GAAP.  These measures are among the primary metrics by which we evaluate the performance of our businesses, on which our internal budgets are based and by which management is compensated.  We believe that investors should have access to, and we are obligated to provide, the same set of tools that we use in analyzing our results.  These non-GAAP measures should be considered in addition to results prepared in accordance with GAAP, but should not be considered a substitute for or superior to GAAP results.  IAC endeavors to compensate for the limitations of the non-GAAP measures presented by providing the comparable GAAP measures with equal or greater prominence and descriptions of the reconciling items, including quantifying such items, to derive the non-GAAP measures.  We encourage investors to examine the reconciling adjustments between the GAAP and non-GAAP measures, which are included in this release.  Interim results are not necessarily indicative of the results that may be expected for a full year.

Definitions of Non-GAAP Measures

Adjusted Earnings Before Interest, Taxes, Depreciation and Amortization (Adjusted EBITDA) is defined as operating income excluding: (1) non-cash compensation expense; (2) depreciation; and (3) acquisition-related items consisting of  (i) amortization of intangible assets and goodwill and intangible asset impairments and (ii) gains and losses recognized on changes in the fair value of contingent consideration arrangements. We believe Adjusted EBITDA is a useful measure for analysts and investors as this measure allows a more meaningful comparison between our performance and that of our competitors. Moreover, our management uses this measure internally to evaluate the performance of our business as a whole and our individual business segments. The above items are excluded from our Adjusted EBITDA measure because these items are non-cash in nature, and we believe that by excluding these items, Adjusted EBITDA corresponds more closely to the cash operating income generated from our business, from which capital investments are made and debt is serviced.

Adjusted Net Income generally captures all items on the statement of operations that have been, or ultimately will be, settled in cash and is defined as net earnings attributable to IAC shareholders excluding, net of tax effects and noncontrolling interests, if applicable: (1) non-cash compensation expense, (2) acquisition-related items consisting of (i) amortization of intangibles and goodwill and intangible asset impairments and (ii) gains and losses recognized on changes in the fair value of contingent consideration arrangements, (3) income or loss effects related to IAC’s former passive ownership in VUE, and (4) discontinued operations.  We believe Adjusted Net Income is useful to investors because it represents IAC’s consolidated results as well as other charges that are not allocated to the operating businesses such as interest expense, income taxes and noncontrolling interests, but excluding the effects of any other non-cash expenses.

Adjusted EPS is defined as Adjusted Net Income divided by fully diluted weighted average shares outstanding for Adjusted EPS purposes.  We include dilution from options and warrants in accordance with the treasury stock method and include all restricted stock units (“RSUs”) in shares outstanding for Adjusted EPS, with performance-based RSUs included based on the number of shares that the Company believes are probable of vesting.  This differs from the GAAP method for including RSUs, which are treated on a treasury method, and performance-based RSUs, which are included for GAAP purposes only to the extent the performance criteria have been met (assuming the end of the reporting period is the end of the contingency period).  Shares outstanding for Adjusted EPS purposes are therefore higher than shares outstanding for GAAP EPS purposes.  We believe Adjusted EPS is useful to investors because it represents, on a per share basis, IAC’s consolidated results, taking into account depreciation, which we believe is an ongoing cost of doing business, as well as other charges, which are not allocated to the operating businesses such as interest expense, income taxes and noncontrolling interests, but excluding the effects of any other non-cash expenses.  Adjusted Net Income and Adjusted EPS have the same limitations as Adjusted EBITDA, and in addition, Adjusted Net Income and Adjusted EPS do not account for IAC’s former passive ownership in VUE.  Therefore, we think it is important to evaluate these measures along with our consolidated statement of operations.

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IAC’S PRINCIPLES OF FINANCIAL REPORTING - continued

Free Cash Flow is defined as net cash provided by operating activities, less capital expenditures.  In addition, Free Cash Flow excludes, if applicable, tax payments and refunds related to the sales of certain businesses and investments, including IAC’s interests in VUE, an internal restructuring and dividends received that represent a return of capital due to the exclusion of the proceeds from these sales and dividends from cash provided by operating activities.  We believe Free Cash Flow is useful to investors because it represents the cash that our operating businesses generate, before taking into account non-operational cash movements.  Free Cash Flow has certain limitations in that it does not represent the total increase or decrease in the cash balance for the period, nor does it represent the residual cash flow for discretionary expenditures.  For example, it does not take into account stock repurchases.  Therefore, we think it is important to evaluate Free Cash Flow along with our consolidated statement of cash flows.

Non-Cash Expenses That Are Excluded From Our Non-GAAP Measures

Non-cash compensation expense consists principally of expense associated with the grants, including unvested grants assumed in acquisitions, of stock options, restricted stock units and performance-based RSUs.  These expenses are not paid in cash, and we include the related shares in our fully diluted shares outstanding using the treasury stock method; however, performance-based RSUs are included only to the extent the performance criteria have been met (assuming the end of the reporting period is the end of the contingency period).  We view the true cost of stock options, restricted stock units and performance-based RSUs as the dilution to our share base, and such awards are included in our shares outstanding for Adjusted EPS purposes as described above under the definition of Adjusted EPS.  Upon the exercise of certain stock options and vesting of restricted stock units and performance-based RSUs, the awards are settled, at the Company’s discretion, on a net basis, with the Company remitting the required tax-withholding amount from its current funds.

Depreciation is a non-cash expense relating to our property and equipment and is computed using the straight-line method to allocate the cost of depreciable assets to operations over their estimated useful lives.

Amortization of intangible assets and goodwill and intangible asset impairments are non-cash expenses relating primarily to acquisitions.  At the time of an acquisition, the identifiable definite-lived intangible assets of the acquired company, such as content, technology, customer lists, advertiser and supplier relationships, are valued and amortized over their estimated lives.  Value is also assigned to acquired indefinite-lived intangible assets, which comprise trade names and trademarks, and goodwill that are not subject to amortization.  An impairment is recorded when the carrying value of an intangible asset or goodwill exceeds its fair value.  While it is likely that we will have significant intangible amortization expense as we continue to acquire companies, we believe that intangible assets represent costs incurred by the acquired company to build value prior to acquisition and the related amortization and impairment charges of intangible assets or goodwill, if applicable, are not ongoing costs of doing business.

Gains and losses recognized on changes in the fair value of contingent consideration arrangements are accounting adjustments to report contingent consideration liabilities at fair value.  These adjustments can be highly variable and are excluded from our assessment of performance because they are considered non-operational in nature and, therefore, are not indicative of current or future performance or ongoing costs of doing business.

Income or loss effects related to IAC’s former passive ownership in VUE are excluded from Adjusted Net Income and Adjusted EPS because IAC had no operating control over VUE, which was sold for a gain in 2005, had no way to forecast this business, and did not consider the results of VUE in evaluating the performance of IAC’s businesses.

Free Cash Flow

We look at Free Cash Flow as a measure of the strength and performance of our businesses, not for valuation purposes.  In our view, applying “multiples” to Free Cash Flow is inappropriate because it is subject to timing, seasonality and one-time events.  We manage our business for cash and we think it is of utmost importance to maximize cash — but our primary valuation metrics are Adjusted EBITDA and Adjusted EPS.

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OTHER INFORMATION

Safe Harbor Statement Under the Private Securities Litigation Reform Act of 1995

This press release and our conference call, which will be held at 8:30 a.m. Eastern Time on February 4, 2015, may contain “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995.  The use of words such as “anticipates,” “estimates,” “expects,” “intends,” “plans” and “believes,” among others, generally identify forward-looking statements.  These forward-looking statements include, among others, statements relating to: IAC’s future financial performance, IAC’s business prospects and strategy, anticipated trends and prospects in the industries in which IAC’s businesses operate and other similar matters.  These forward-looking statements are based on management’s current expectations and assumptions about future events, which are inherently subject to uncertainties, risks and changes in circumstances that are difficult to predict.  Actual results could differ materially from those contained in these forward-looking statements for a variety of reasons, including, among others: changes in senior management at IAC and/or its businesses, changes in our relationship with, or policies implemented by, Google, adverse changes in economic conditions, either generally or in any of the markets in which IAC’s businesses operate, adverse trends in the online advertising industry or the advertising industry generally, our ability to convert visitors to our various websites into users and customers, our ability to offer new or alternative products and services in a cost-effective manner and consumer acceptance of these products and services, operational and financial risks relating to acquisitions, changes in industry standards and technology, our ability to expand successfully into international markets and regulatory changes. Certain of these and other risks and uncertainties are discussed in IAC’s filings with the Securities and Exchange Commission (“SEC”).  Other unknown or unpredictable factors that could also adversely affect IAC’s business, financial condition and results of operations may arise from time to time.  In light of these risks and uncertainties, these forward-looking statements may not prove to be accurate.  Accordingly, you should not place undue reliance on these forward-looking statements, which only reflect the views of IAC management as of the date of this press release.  IAC does not undertake to update these forward-looking statements.

About IAC

IAC (NASDAQ: IACI) is a leading media and Internet company. It is organized into four segments: The Match Group, which consists of dating, education and fitness businesses with brands such as Match.com, OkCupid, Tinder, The Princeton Review and DailyBurn; Search & Applications, which includes brands such as About.com, Ask.com, Dictionary.com and Investopedia; Media, which consists of businesses such as Vimeo, Electus, The Daily Beast and CollegeHumor; and eCommerce, which includes HomeAdvisor and Shoebuy.  IAC’s brands and products are among the most recognized in the world reaching users in over 200 countries.  The Company is headquartered in New York City and has offices worldwide. To view a full list of IAC companies, please visit www.iac.com.

Contact Us

IAC Investor Relations

Mark Schneider / Alexandra Caffrey

(212) 314-7400

IAC Corporate Communications

Isabelle Weisman

(212) 314-7361

IAC

555 West 18th Street, New York, NY 10011 (212) 314-7300 Fax (212) 314-7309 http://iac.com

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